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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities  Exchange Act of 1934
         Date of Report (Date of earliest event reported) June 2, 2000

                    NORTHEAST PENNSYLVANIA FINANCIAL CORP.
                    --------------------------------------
            (Exact name of registrant as specified in its charter)

      Delaware                        1-13793                   06-1504091
      --------                        -------                   ----------
(State or other Jurisdiction of     (Commission                (IRS Employer
incorporation or organization)      File Number)             Identification No.)

               12 E. Broad Street, Hazleton, Pennsylvania 18201
               ------------------------------------------------
                   (Address of principal executive offices)

                                 (570) 459-3700
                                 --------------
             (Registrant's telephone number, including area code)

                                Not Applicable
                                --------------
        (Former name or former address, if changed since last report.)














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ITEM 5.  OTHER EVENTS.
         ------------

     On June 2, 2000, Northeast Pennsylvania Financial Corp., a Delaware corporation ("Northeast"), announced that it had entered into an Agreement and Plan of Merger, dated as of June 2, 2000 (the "Merger Agreement"), with Security of Pennsylvania Financial Corp., a Delaware corporation ("Security"). Security is a savings and loan holding company that owns all of the common stock of Security Savings Association of Hazleton, a Pennsylvania chartered savings and loan association. The Merger Agreement provides, among other things, that Security stockholders will receive $17.50 for each share of Security common stock. The merger is subject to certain conditions, including the approval of Security's stockholders and regulatory approval. The merger is expected to be completed in the fourth quarter of 2000.

      Northeast and Security publicly announced the merger in a press release dated June 2, 2000, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

      Exhibit 99.1 Press Release dated June 2, 2000.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:      June 2, 2000               By: /s/ E. Lee Beard
                                           -------------------------------------
                                           E. Lee Beard
                                           President and Chief Executive Officer










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